DRAFT

[                         ] 2009

China Cord Blood Corporation Cricket Square, Hutchins Drive P.O. Box 2681 Grand Cayman, KY1-1111 Cayman Islands	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	(852) 2842 9530 Richard.Hall@conyersdillandpearman.com M#873664 / D#306304

Dear Sirs,

China Cord Blood Corporation (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the public offering of ordinary shares of the Company (the “Shares”) as described in the prospectus contained in the Company's registration statement on Form F-1, as amended to date (the “Registration Statement”) filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on or about [   ] 2009.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the articles of association of the Company certified by the secretary of the Company on [  ] 2009, copies of unanimous written resolutions of the board of directors of the Company dated [  ] 2009 (the “Minutes”), a Certificate of Good Standing issued by the Registry of Companies in relation to the Company on [   ] 2009 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us (except to the extent that we expressly opine herein on matters of Cayman Islands law), (c) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

China Cord Blood Corporation
[   ] 2009

“Non-assessability” is not a legal concept under Cayman Islands law, but when we describe the Shares as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such Shares and no member shall be bound by an alteration in the memorandum and articles of association after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.  This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	When issued and paid for in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

CONYERS DILL & PEARMAN

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